Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fonix Corporation

As independent registered public accountants, we hereby consent to the use of our report dated April 14, 2008, with respect to the consolidated financial statements of Fonix Corporation, in the Registration Statement of Fonix Corporation on Form S-8 relating to the registration of 3,834,770,379 shares of Class A common stock.

HANSEN, BARNETT & MAXWELL, P.C.

/s/ Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C

Salt Lake City, Utah
June 23, 2008